UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2012

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

2013 Compensation of the President and Chief Executive Officer

Quest Diagnostics Incorporated (the “Company”) announced today that the Compensation Committee of its Board of Directors (the “Committee”) confirmed that no portion of the compensation that the Company may pay or award to the Company's president and chief executive officer, Mr. Stephen H. Rusckowski, in respect of 2013 is guaranteed. All of Mr. Rusckowski's 2013 compensation, including his annual cash incentive and equity awards (but excluding his annual base salary, which currently is $1,050,000) is performance based. His annual cash incentive and performance share awards will be payable only upon the achievement of objective performance metrics.

Incentive Compensation Recoupment Policy

The Company also announced that the Committee has adopted an Incentive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy applies to the Company's current and former executive officers, principal accounting officer and other employees who have received equity awards under the Company's Employee Long-Term Incentive Plan (each, a “covered person”). Under the Clawback Policy, the Company will seek to recover, at the discretion of the Committee, incentive compensation (including, without limitation, cash and equity-based compensation (whether vested or unvested)) awarded or paid to a covered person for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. In addition, if a covered person engaged in gross negligence or intentional misconduct that contributed to the award or payment of incentive compensation to him or her that is greater than the amount that would have been paid or awarded absent the misconduct, the Company may seek to recover such award or payment, or take all other remedial and recovery action, as determined by the Committee. The Company may recover amounts covered by the Clawback Policy by any means. The Clawback Policy is effective immediately.

Executive Share Ownership Guidelines

Finally, the Company announced that the Committee has enhanced the Company's existing Executive Share Ownership Guidelines. The Guidelines were established to align the interests of key executives of the Company with those of the Company's shareholders by ensuring that the Company's key executives have substantial ownership of the Company's common stock. Under the enhanced Guidelines, each key executive must own a specified minimum number of shares (the “Minimum Shareholding Requirement”) of Common Stock. The Minimum Shareholding Requirement for each key executive is based on the executive's position, and is set annually based on a multiple of salary. The Minimum Shareholding Requirement for the President and Chief Executive Officer is now five times base salary, and the Minimum Shareholding Requirement for other executive officers of the Company is now four times base salary.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 21, 2012

QUEST DIAGNOSTICS INCORPORATED

By:     /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary

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